    POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Jonathan Yaron, located at 26533 Evergreen Road, Suite 500, Southfield MI 48076, do hereby nominate, constitute and appoint Michael A. Sosin or Patrick Nitkiewicz, with offices at 26533 Evergreen Road, Suite 500, Southfield MI 48076, my true and lawful attorney-in-fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Covisint Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 2nd day of September, 2016.

In presence of

Witness

Diana Yaron                                                  Jonathan Yaron
Printed Name                        Signature

Diana Yaron
Signature

Subscribed and sworn to before me
this 2nd day of September, 2016

Notary Public

Daniel Sanchez Rodriguez
Printed Name

/s/ Daniel Sanchez Rodriguez
Signature

Acting in San Francisco County,
State of California
My Commission expires: February 12, 2020